SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

May 13, 2003
Date of Report (Date of earliest event reported)

SYCAMORE NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-27273	04-3410558
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

220 Mill Road
Chelmsford, MA 01824
(Address of principal executive offices)
(Zip code)

Registrant’s telephone number, including area code: (978) 250-2900

Not Applicable
(Former name or former address, if changed since last report)

Item 7: Financial Statements, Pro Forma Financial Information and Exhibits

(c) Exhibits

99.1	Press Release of Sycamore Networks, Inc. (the "Registrant"), dated May 13, 2003, reporting the Registrant's third quarter results for the period ended April 26, 2003 (furnished and not filed herewith solely pursuant to Item 12).

Item 9: Regulation FD Disclosure (Information furnished pursuant to Item 12.  Results of Operations and Financial Condition)

On May 13, 2003, the Registrant reported its third quarter results for the period ended April 26, 2003. A copy of the press release issued by the Registrant on May 13, 2003 concerning the foregoing results is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information contained herein and in the accompanying exhibit is being furnished pursuant to "Item 12. Results of Operations and Financial Condition" in acordance with interim guidance issued by the Securities and Exchange Commission in Release No. 33-8216. The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing of the Registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. The information in this report, including the exhibit hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

The Registrant provides pro forma financial data in addition to providing financial results in accordance with generally accepted accounting principles (“GAAP”). These measures are not in accordance with, or an alternative for, GAAP and may be different from pro forma measures used by other companies. The Registrant believes that this presentation of pro forma financial data provides useful information to management and investors regarding certain additional financial and business trends relating to its financial condition and results of operations. In addition, the Registrant’s management uses these measures for reviewing the Registrant’s financial results and for budget-planning purposes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sycamore Networks, Inc.

/s/Frances M. Jewels Frances M. Jewels Chief Financial Officer (Duly Authorized Officer and Principal Financial and Accounting Officer)
Dated: May 13, 2003

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of the Registrant, dated May 13, 2003, reporting the Registrant’s third quarter results for the period ended April 26, 2003.